UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)April 21, 2016

INTERSIL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 Murphy Ranch Road Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
a)	Intersil Corporation (“Intersil”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 21, 2016 in Milpitas, California.

b)	At the Annual Meeting, the stockholders considered and approved items 1, 2, and 3 below. The total shares voted were 128,232,014.

1)	Election of Directors. All seven (7) of the nominees for our Board of Directors were elected by the following votes:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Mercedes Johnson	118,972,560	697,437	102,116	8,459,901
Sohail Khan	113,218,381	6,514,290	39,442	8,459,901
Gregory Lang	119,063,297	671,595	37,221	8,459,901
Donald Macleod	118,982,049	674,559	115,505	8,459,901
Ernest Maddock	119,490,466	246,463	35,184	8,459,901
Forrest Norrod	119,072,384	663,927	35,802	8,459,901
Dr. Necip Sayiner	119,332,943	393,429	45,741	8,459,901

2)	To ratify the appointment of KPMG LLP as Intersil’s independent registered certified public accounting firm. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
127,725,416	487,000	19,598	0

3)

To approve, on an advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in our Proxy Statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
115,047,437	4,557,133	167,543	8,459,901

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date:	April 21, 2016	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Secretary